UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2010

GENVEC, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24469	23-2705690
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 West Watkins Mill Road, Gaithersburg, Maryland	20878
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 632 0740

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Explanatory Note: This Amendment No 1 to Form 8-K is being filed to correct an administrative error made in GenVec, Inc.'s Form 8-K originally filed on January 7, 2009 (the "Original 8-K"). In the Original Form 8-K, Exhibit 99.1 was identified on the EDGAR filing system under an incorrect exhibit number. This Amendment No. 1 is being filed solely to correct that error, and no changes to the substance of the Form 8-K have been made.

Section 8 – Other Events

Item 8.01                      Other Events

On January 7, 2010, GenVec, Inc. (the “Company”) received a letter from The NASDAQ Stock Market stating that the Company has regained compliance with the minimum bid price requirement set forth in Marketplace Rule 5450 due to the fact that the closing bid price of the Company’s common stock met or exceeded $1.00 per share for at least 10 consecutive business days. The letter further stated that the matter relating to the Company’s non-compliance with the minimum bid price requirement, which the Company previously reported under Item 3.01 of its Current Report on Form 8-K filed with the Securities and Exchange Commission on September 16, 2009, is now closed with NASDAQ.

On January 7, 2010 the Company issued a press release announcing the receipt of the letter from NASDAQ.  A copy of the press release is attached to this current report as Exhibit 99.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits

Exhibit 99.1	GenVec, Inc. Press Release Issued on January 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENVEC, INC.

Date: January 11, 2010	By:	/s/ DOUGLAS J. SWIRSKY
Douglas J. Swirsky
Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

EXHIBIT INDEX

  99.1     GenVec, Inc. Press Release Issued on January 7, 2010